UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 16, 2012

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal Mr. Storey offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2012, Heeling Sports Limited, a subsidiary of Heelys, Inc. (the “Company”), entered into an Executive Restrictive Covenant and Retention Agreement with Craig D. Storey, the Company’s Chief Operating Officer and Chief Financial Officer (the “Agreement”).

Under the Agreement, Mr. Storey will be entitled to an amount equal to his then-current salary upon the earliest to occur of Mr. Storey’s (1) termination without Cause (as defined in the Agreement), (2) Resignation for Good Reason (as defined in the Agreement), and (3) termination for a Disability (as defined in the Agreement).  Mr. Storey will not be entitled to the severance payment if Mr. Storey is terminated for Cause.  In addition, Mr. Storey will not be entitled to the severance payment until such time that he has executed a waiver and global release of claims he may have against the Company and its stockholders, subsidiaries, and affiliates, and their current and former employees.

The Agreement restricts Mr. Storey from disclosing, or using for his own benefit or the benefit of others, the Company’s confidential and proprietary information, except as required by law.  If Mr. Storey violates the non-disclosure provisions of the Agreement, the Company will be relieved of making the severance payment to Mr. Storey under the Agreement, and Mr. Storey must reimburse the Company for any such payment previously made to him.

Under the Agreement, during Mr. Storey’s employment and for a period of one (1) year following the termination of his employment, whether such termination occurs at the insistence of the Company or Mr. Storey, for whatever reason, Mr. Storey will not, either directly or indirectly, for Mr. Storey or any third party, engage or invest in any business or activity which is directly or indirectly in competition with any business or activity engaged in by the Company or business or activity in which the Company planned or proposed, to the knowledge of Mr. Storey, to become engaged. The foregoing restrictions do not restrict Mr. Storey from owning or acquiring 5% or less of the outstanding voting securities of a public company. The geographic scope of the foregoing restrictions is limited to the states in which Mr. Storey provided services on behalf of the Company (or in which Mr. Storey supervised directly, indirectly, in whole or in part, the servicing activities) and/or solicited customers or sold services on behalf of the Company (or in which Mr. Storey supervised directly, indirectly, in whole or in part, the solicitation or servicing activities related to such customers) during the twenty-four (24) months before the termination of Mr. Storey’s employment.  If Mr. Storey violates the foregoing restrictions, the Company will be relieved of making the severance payment to Mr. Storey under the Agreement, and Mr. Storey must reimburse the Company for any such payment previously made to him.

The Agreement provides that for a period of one (1) year after the termination of Mr. Storey’s employment, whether such termination occurs at the insistence of the Company or Mr. Storey, for whatever reason, Mr. Storey will not, individually or jointly with others, directly or indirectly, recruit, hire, encourage, or attempt to recruit or hire, any employees of the Company or former employees of the Company, nor will Mr. Storey contact or communicate with same for the purpose of inducing, assisting, encouraging, and/or facilitating the Company’s employees or former employees to terminate their employment with the Company or find employment or work with another person or entity.  Additionally, Mr. Storey may not provide or pass along to any person or entity the name, contact, and/or background information about any of the Company’s employees or former employees or provide references or any other information about them.  Additionally, Mr. Storey may not provide or pass along to the Company’s employees or former employees any information regarding potential jobs or entities or persons to work for, including job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications.  Further, Mr. Storey may not offer employment or work to any employees or former employees of the Company.  If Mr. Storey violates the foregoing restrictions, the Company will be relieved of making the severance payment to Mr. Storey under the Agreement, and Mr. Storey must reimburse the Company for any such payment previously made to him.

The Agreement states that during Mr. Storey’s employment and for a period of six (6) months following the termination of his employment, whether such termination occurs at the insistence of the Company or Mr. Storey, for whatever reason, Mr. Storey will not individually, or by assisting any other person to, directly or indirectly, (1) solicit, contact, or communicate with any person or company, for the purpose of engaging in a business that is the same or similar to the Company’s business at the time Mr. Storey’s employment with the Company ends, who was a customer of the Company during the twenty-four (24) months preceding the termination of Mr. Storey’s employment; (2) solicit, contact, or communicate with any person or company, for the purpose of engaging in a business that is the same or similar to the Company’s business at the time the Company’s employment ends, that Mr. Storey contacted, solicited, serviced, or sold services to as an employee of the Company (either directly or that Mr. Storey supervised directly, indirectly, in whole or in part, the solicitation or servicing activities related to such person or company) at any time during the twenty-four (24) months preceding the termination of Mr. Storey’s employment; (3) induce any customer, supplier, or other person with whom the Company engaged in business, or to the knowledge of the Company planned or proposed to engage in business, to terminate any commercial relationship with the Company or cease to accept or issue its products and/or service; or (4) transact business (relating to the business of producing and/or distributing wheeled footwear) with any customer, supplier, or other person with whom the Company engaged in business, or to the knowledge of Mr. Storey planned or proposed to engage in business, except with the expressed written consent of the Company.  The foregoing restrictions set forth in subsection (4) of this paragraph apply to customers, suppliers, or other persons with whom the Company engaged in business, or to the knowledge of the Mr. Storey planned or proposed to engage in business, and apply even in those circumstances in which Mr. Storey was responsible for initiating or developing the business relationship with such customer, supplier, or other person.  If Mr. Storey violates the foregoing restrictions, the Company will be relieved of making the severance payment to Mr. Storey under the Agreement, and Mr. Storey must reimburse the Company for any such payment previously made to him.

If Mr. Storey intends to leave his employment of the Company for any reason, the Agreement requires that Mr. Storey must give the Company thirty (30) days’ prior written notice of that intent.  Mr. Storey also must provide transition assistance to the Company and its employees after giving such notice.

Pursuant to the Agreement, for one (1) year following the end of Mr. Storey’s employment with the Company, Mr. Storey promises and agrees to provide a copy of the Agreement to any headhunter, person, or entity from whom Mr. Storey seeks a job or work.  Further, if the Company learns the identity of any headhunter or person or entity to whom Mr. Storey applies for work in the one (1) year following the date Mr. Storey’s employment with the Company ends, the Company may provide a copy of the Agreement to said person or entity and discuss the provisions and ramifications of the Agreement with said person or entity.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Executive Restrictive Covenant and Retention Agreement dated March 16, 2012 by and between Craig D. Storey and Heeling Sports Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: March 20, 2012	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Restrictive Covenant and Retention Agreement dated March 16, 2012 by and between Craig D. Storey and Heeling Sports Limited